Exhibit 10.9

TORNIER N.V.

AMENDED AND RESTATED

STOCK OPTION PLAN

(amended and restated effective as of the IPO Date)

1.                                       PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding Eligible Persons, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of such stockholders.  The Plan authorizes the award of stock-based incentives to Participants to encourage such persons to expend their maximum efforts in the creation of stockholder value.  The Plan was established effective as of the Effective Date, and was subsequently amended and restated in its entirety effective as of the IPO Date.

2.                                       DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                  “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity all within the meaning of section 2:24b of the Dutch Civil Code.

(b)                                 “Board” means the Management Board of the Company or any successor thereto; provided, that if the Management Board does not exist, “Board” means the Board of Directors of the Company.

(c)                                  “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) incompetence, incompetence, fraud, personal dishonesty, or acts of gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that is, or could reasonably be expected to be, materially injurious to the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or other financial fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board.  In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(d)                                 “Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group, other than the Institutional Investors; (ii) any person or group, other than the Institutional Investors, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than an offering of Ordinary Shares to the general public through a registration statement filed with the Securities and Exchange Commission); or (iii) the sale or disposition, in one or a series of related transactions, of the voting stock of the Company, as a result of which the Institutional Investors (either directly or indirectly) are no longer the single largest holder of voting stock of the Company.

(e)                                  “Committee” means the Board or such other committee appointed in writing by the Board consisting of two or more individuals, which may include all or part of the Management Board.

(f)                                    “Company” means Tornier N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands or any successor thereto (formerly Tornier B.V. (formerly “TMG B.V.”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands).

(g)                                 “Company Securities” means equity securities of the Company acquired by the Institutional Investors from time to time (determined on an as-converted basis).

(h)                                 “Competitive Activity” means, with respect to any Participant, any activity reasonably determined by the Committee to be competitive with the business of the Employer of the Participant.  If a Participant is a party to an employment or other agreement with the Employer that contains restrictive covenants, “Competitive Activity” with respect to such Participant shall be limited to the material breach of such restrictive covenants by such Participant.

(i)                                     “Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company.

(j)                                     “Depositary Receipts” means depositary receipts (‘certificaten van aandelen’) of shares in the capital of the Company, par value €0.03 per Depositary Receipt, issued without cooperation of the company as referred to in article 2:227 paragraph 2 of the Dutch Civil Code, which shares in the capital of the Company, par value €0.03 per share are held by the Dutch Foundation Stichting Administratiekantoor Tornier.

(k)                                  “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person as determined in good faith by the Committee. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(l)                                     “Effective Date” means July 18, 2006.

(m)                               “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its

Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Option until such person has commenced employment with the Company or its Affiliates.  An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(n)                                 “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Option) is principally employed by or provides services to, as applicable.

(o)                                 “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p)                                 “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national or international securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on a nationally or internationally recognized automated quotation system, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported.  If, after an IPO, the Stock is not listed on a national or international securities exchange or on a nationally or internationally recognized automated quotation system, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(q)                                 “Institutional Investors” means the “Institutional Investors” listed on Schedule I to the Securityholders’ Agreement as of the Effective Date, together with their respective Affiliates.

(r)                                    “IPO” means an initial public offering of the Ordinary Shares registered pursuant to an effective registration statement.

(s)                                  “IPO Date” means the effective date of the registration statement for the IPO.

(t)                                    “Lock-Up Period” shall have the meaning set forth in Section 6(a) below.

(u)                                 “Majority Institutional Investors” shall have the meaning set forth in the Securityholders’ Agreement.

(v)                                 “Management Board” shall mean the Management Board of the Company.

(w)                               “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase shares of Stock at a specified price during specified time periods.

(x)                                   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(y)                                 “Ordinary Shares” means the Company’s ordinary shares, par value €0.03 per share, and such other securities as may be substituted for such shares pursuant to 10 hereof.

(z)                                   “Participant” means an Eligible Person who has been granted an Option under the Plan, or if applicable, such other person or entity who holds an Option.

(aa)                            “Permitted Transfer” shall mean any transfer by a Participant of all or any portion of his or her Stock (i) to or for the benefit of any spouse, child or grandchild of the Participant, or (ii) to a trust or partnership for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution.

(bb)                          “Plan” means this Tornier N.V. Amended and Restated Stock Option Plan (formerly Tornier B.V. Stock Option Plan).

(cc)                            “Prime Rate” shall mean the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(dd)                          “Stock” means the Ordinary Shares and Depositary Receipts.

(ee)                            “Securityholders’ Agreement” means that certain Securityholders’ Agreement by and among the Company and certain stockholders of the Company dated even with the Effective Date.

(ff)                                “Time Vested Option” means an Option subject to the vesting schedule provided in Section 5(e)(ii) below.

(gg)                          “Trust Conditions” (‘administratie voorwaarden’) means the agreement entered into by operation of law between Stichting Administratiekantoor Tornier and the Participants upon receiving Depositary Receipts.

(hh)                          “Vesting Commencement Date” means a date designated in the Option Agreement that vesting of the Time Vested Options is based upon.

3.                                       ADMINISTRATION.

(a)                                  Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Options; (iii) determine the type, number, and other terms and conditions of, and all other matters relating to, Options; (iv) prescribe Option Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Option agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Options under the Plan to non-employee directors.  In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.  Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b)                                 Delegation.  The Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate.  The Committee may appoint agents to assist it in administering the Plan.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Option granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

4.                                       SHARES AVAILABLE UNDER THE PLAN.

(a)                                  Number of Shares Available for Delivery. Subject to adjustment as provided in 10 hereof, the total number of Ordinary Shares reserved and available for delivery in connection with Options under the Plan shall be 5,000,000.  Ordinary Shares described in this Section 4(a) shall be reserved to the extent that the Company deems appropriate from authorized but unissued Ordinary Shares and from Ordinary Shares which have been reacquired by the Company.

(b)                                 Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.  To the extent that an Option expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares of Stock of which the Option related, the undelivered shares of Stock will again be available for Options. Shares of Stock withheld in payment of the exercise price or taxes relating to an Option and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Option shall be deemed to constitute shares of Stock not delivered to the Participant and shall be deemed to again be available for Options under the Plan; provided, however, that, where shares of Stock are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares of Stock becoming available under this Section 4(b), such shares of Stock shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national or international securities exchange on which the Stock is listed.

5.                                       OPTIONS.

(a)                                  General.  Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.  The Option Agreement shall designate whether an Option is a Time Vested Option or is subject to other applicable vesting conditions.  All Options exercised prior to the IPO Date shall be exercisable for Depositary Receipts.  All Options exercised on or following the IPO Date shall be exercisable for Ordinary Shares.

(b)                                 Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)                                  Exercise Price.  The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the date of grant.  The exercise price may be designated in Euros or United States Dollars.

(d)                                 Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in Euros or United States dollars, as applicable, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; or (iii) by any other means approved by the Committee.

(e)                                  Vesting.

(i)                                     General.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as set forth in subsection (ii), or as may otherwise be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason.

(ii)                                  Time Vested Options.  Subject to a Participant’s continued employment or service, as applicable, with the Employer, a Participant’s Time Vested Options shall vest as to 25% of the shares of Stock underlying such Time Vested Options on the one (1) year anniversary of the Vesting Commencement Date, and the remaining 75% of the shares of Stock underlying such Time Vested Options shall vest pro rata on each quarterly anniversary of the Vesting Commencement Date over the subsequent three (3) year period following such one (1) year anniversary of the Vesting Commencement Date.

(f)                                    Transferability of Options.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g)                                 Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i)                                     If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii)                                  If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant.  In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii)                               If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

6.                                       RESTRICTIONS ON STOCK.

(a)                                  Prohibition on Transfers. Except as otherwise approved by the Committee, pursuant to Section 7 below, pursuant to subsections (b) or (c) below or in the event of a transfer of undertaking pursuant to section 7:663 et seq.  Dutch Civil Code, shares of Stock acquired by a Participant pursuant to exercise of any Option granted hereunder may not be sold, transferred or otherwise disposed of prior to the one hundred eightieth (180th) day following the IPO Date (the “Lock-Up Period”).  If requested by the underwriters managing any IPO, each Participant shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such period.  In the event of a transfer of undertaking as mentioned in section 7:663 et seq. Dutch Civil Code, the rights to shares of Stock and/or Options as granted to Participants under the Plan shall not be transferred to the acquiror.

(b)                                 [Intentionally Omitted]

(c)                                  Permitted Transfers. Shares of Stock acquired upon exercise of an Option may be transferred in connection with a Permitted Transfer; provided, however, that it shall be a condition of each such Permitted Transfer, that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Option Agreement as though no such transfer had taken place, and that (y) the Participant has complied with all applicable law in connection with such transfer.

(d)                                 Securityholders’ Agreement.  In the event that a Participant is a party to the Securityholders’ Agreement, the provisions of this Sections 6 shall not apply, and any restrictions on Stock acquired upon the exercise of Options shall be governed by the Securityholders’ Agreement.

7.                                       [INTENTIONALLY OMITTED]

8.                                       COMPETITIVE ACTIVITIES

Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any Competitive Activity during the term of such Participant’s employment or service with the Employer or during the six (6) month period following such Participant’s termination of employment or service with the Employer for any reason, the Committee may determine, in its sole discretion, to (a) require all Options held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the exercise or vesting of Options within the twelve (12) month period prior to the date of such Competitive Activity to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of an Option or the shares of Stock underlying an Option within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

9.                                       CHANGE IN CONTROL.

(a)                                  Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3 and 10 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion at any time after the grant of an Option, all outstanding Options shall become immediately exercisable in full and shall remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in employment or service with the Company or any Affiliate; provided, however, that no Options that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be accelerated upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.

(b)                                 Limitation on Change in Control Payments. Notwithstanding anything in Section 9(a) to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Option as provided in Section 9(a) (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 9(a) shall (unless otherwise mutually agreed by the Participant and the Committee) be reduced (or acceleration of vesting eliminated) to the largest amount as shall result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (i) the amount of such payments absent such reduction, minus (ii) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  Furthermore, if a Participant is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 9(b) shall not apply and any “payments” to a Participant pursuant to Section 9(a) shall be treated as “payments” arising under such separate agreement.

10.                                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)                                  Capitalization Adjustments.  The aggregate number of shares of Stock which may be granted or purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each outstanding Option, and the price per share of Stock thereof in each such Option shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option (including any Corporate Event (as defined below)); or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b)                                 Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Option agreement, in the event of a Corporate Event, in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Options as of the consummation of such Corporate Event, and provide that holders of Options so cancelled will receive a payment in respect of cancellation of their Options based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less the applicable exercise price; provided, however, that holders of (1) Options shall only be entitled to consideration in respect of cancellation of an Option if the per share consideration less the applicable exercise price is greater than zero, and (2) “performance vested” Options shall only be entitled to consideration in respect of cancellation of such Options to the extent that the applicable performance criteria is achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Options.  Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Option to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Option at such time.

(c)                                  Fractional Shares.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

11.                                 USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

12.                                 RIGHTS AND PRIVILEGES AS A HOLDER OF DEPOSITARY RECEIPTS.

Except as otherwise specifically provided in the Plan, Stichting Administratiekantoor Tornier shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock underlying the Depositary Receipts which are subject to Options hereunder.  Pursuant to the Trust Conditions, the holders of Depositary Receipts shall not have these rights and privileges.

Except as other specified provided in the Plan, no person shall be entitled to the rights and privileges of Depositary Receipt ownership in respect of Depositary receipts which are subject to Options hereunder until such Depositary Receipts have been issued to that person.

13.                                 EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option in the future.  The decision to offer the Plan in any given year, the terms on which the Plan may be offered and the countries in which the Plan may be offered, is made in the sole discretion of the Board.  The benefits obtained under the Plan are not contractual benefits and do not form part of the employment contract or the employment conditions of a Participant. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

14.                                 COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Options in shares of Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale under applicable laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under applicable law any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise of Options.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration, the Company may restrict the transfer of such shares of Stock as it deems advisable to ensure the availability of any such exemption.

15.                                 WITHHOLDING OBLIGATIONS.

As a condition to the exercise of any Option, the Committee may require that a Participant satisfy, through a cash payment by the Participant, or, in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all income, social insurance and other taxes of any kind required or permitted under applicable law to be withheld in connection with such exercise.  The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares of Stock shall be valued at their Fair Market Value as of the exercise date of the Option; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Option.

16.                                 AMENDMENT OF THE PLAN OR OPTIONS.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan; provided, however, that, following the IPO Date, without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of the national or international securities exchange on which the Stock is listed.

(b)                                 No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Board has consulted the Participant prior to such amendment.

(c)                                  Amendment of Options.  The Committee, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless the Board has consulted Participant prior to such amendment.

17.                                 TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

18.                                 EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

19.                                 MISCELLANEOUS.

(a)                                  Options to Participants Outside of the Netherlands.  The Committee may modify the terms of any Option under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the Netherlands in any manner deemed by the Committee to be necessary or appropriate in order that such Option shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Option to the Participant, as affected by applicable tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Option to a Participant who is a resident or primarily employed in the Netherlands.  An Option may be modified under this 19(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

(b)                                 No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c)                                  Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d)                                 Governing Law.  This Agreement and the rights and obligations of the Parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the Netherlands, without giving effect to the choice of law principles thereof.

(e)                                  Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f)                                    Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g)                                 Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.